UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2007

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square
Cambridge, MA  02139
(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Agreement.

On May 3, 2007, Dyax Corp. (the “Company”) entered into a separation, release and consulting services agreement with Thomas R. Beck terminating his employment in connection with his resignation as the Company’s President and Chief Operating Officer.  Dr. Beck has become a consultant to the Company from the date of the agreement through February 10, 2008.  Dr. Beck will receive a consulting fee of $29,467 per month and health benefits during the term of the agreement.  In addition, all vested stock options held by Dr. Beck on May 3, 2007 shall remain exercisable until February 10, 2010.

Dr. Beck’s rights under the new agreement are in lieu of and not in addition to the rights provided to him under his Employment Letter Agreement with the Company effective as of June 1, 2005 and his change in control agreement with the Company dated May 31, 2005,  both of which terminated as of May 3, 2007.

Item 1.02.              Termination of a Material Definitive Agreement.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 1.02 by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 5.02 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: May 4, 2007	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
General Counsel and
Executive Vice President, Administration